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                                                                     EXHIBIT 3.4

                               4200217 CANADA INC.
--------------------------------------------------------------------------------
                            (Name of the Corporation)

                                 GENERAL BY-LAWS

                enacted in accordance with the provisions of the
                        Canada Business Corporations Act

                       Adopted as of _______________, 2004

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                                 GENERAL BY-LAWS
                               OF THE CORPORATION

                enacted in accordance with the provisions of the
                        Canada Business Corporations Act

                                      INDEX

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
DEFINITIONS...............................................................................................         1

SITUATION OF REGISTERED OFFICE AND OFFICES................................................................         1

         1.       Registered Office.......................................................................         1

         2.       Offices.................................................................................         1

SHAREHOLDERS..............................................................................................         1

         3.       Annual Meeting..........................................................................         1

         4.       Special Meetings........................................................................         2

         5.       Place of Meetings.......................................................................         2

         6.       Notice of Meetings......................................................................         2

         7.       Waiver of Notice........................................................................         3

         8.       Chairperson.............................................................................         3

         9.       Quorum..................................................................................         3

         10.      Proxy...................................................................................         3

         11.      Participation by Telephone or Electronic Means and Meetings Held by Telephone or
                  Electronic Means........................................................................         4

         12.      Voting Right............................................................................         4

         13.      Decisions Taken by the Majority.........................................................         4

         14.      Casting Vote............................................................................         4

         15.      Vote by a Show of Hands.................................................................         4

         16.      Voice Vote..............................................................................         4

         17.      Secret Ballot...........................................................................         4

         18.      Electronic voting.......................................................................         5

         19.      Procedure at Meetings...................................................................         5

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

         20.      Scrutineers.............................................................................         5

         21.      Addresses of Shareholders and Subsequent Transferees....................................         5

         22.      Signed Resolutions......................................................................         5

BOARD OF DIRECTORS........................................................................................         6

         23.      Number..................................................................................         6

         24.      Qualifications..........................................................................         6

         25.      Election and term of office.............................................................         6

         26.      Consent.................................................................................         6

         27.      Resignation.............................................................................         6

         28.      Removal.................................................................................         6

         29.      Vacancy.................................................................................         7

         30.      Filling of Vacancies....................................................................         7

         31.      Remuneration............................................................................         7

         32.      General Powers of Directors.............................................................         7

         33.      Irregularity............................................................................         7

         34.      Use of Property or Information..........................................................         8

         35.      Conflicts of Interest...................................................................         8

         36.      Contracts or transactions with the Corporation..........................................         8

MEETINGS OF THE BOARD OF DIRECTORS........................................................................         9

         37.      Calling of Meetings.....................................................................         9

         38.      Participation by Telephone or Electronic Means..........................................        10

         39.      Quorum..................................................................................        10

         40.      Meeting Chairperson and Secretary.......................................................        10

         41.      Procedure...............................................................................        10

         42.      Voting..................................................................................        10

         43.      Signed Resolution.......................................................................        11

OFFICERS..................................................................................................        11

         44.      Officers................................................................................        11

         45.      Chairperson of the Board................................................................        11

         46.      President...............................................................................        11

         47.      Vice-President..........................................................................        11

         48.      Managing Director or General Manager....................................................        11

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
         49.      Comptroller.............................................................................        12

         50.      Secretary...............................................................................        12

         51.      Treasurer...............................................................................        12

         52.      Removal, Discharge and Resignation......................................................        12

         53.      Vacancy.................................................................................        12

         54.      Remuneration............................................................................        12

EXECUTIVE COMMITTEE.......................................................................................        12

         55.      Election................................................................................        12

         56.      Officers, Quorum and Procedure..........................................................        13

         57.      Chairpersonship.........................................................................        13

         58.      Secretary...............................................................................        13

         59.      Powers..................................................................................        13

         60.      Supervisory Power of the Board of Directors.............................................        13

         61.      Participation by Telephone and Signed Resolutions.......................................        13

         62.      Meetings................................................................................        13

         63.      Remuneration............................................................................        13

         64.      Removal and Filling of Vacancies........................................................        13

OTHER COMMITTEES..........................................................................................        14

         65.      Other Committees........................................................................        14

INDEMNIFICATION OF DIRECTORS AND OFFICERS.................................................................        14

         66.      Indemnity...............................................................................        14

         67.      Insurance...............................................................................        14

         68.      Reimbursement and advance of costs......................................................        14

CAPITAL STOCK.............................................................................................        14

         69.      Issue and Stock Options.................................................................        14

         70.      Share Certificates and Share Transfers..................................................        15

         71.      Securities Register.....................................................................        15

         72.      Lost or Destroyed Certificates..........................................................        15

DIVIDENDS.................................................................................................        15

         73.      Dividends...............................................................................        15

FISCAL YEAR AND AUDIT.....................................................................................        15

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
         74.      Fiscal Year.............................................................................        15

         75.      Audit...................................................................................        15

CORPORATION'S REPRESENTATION FOR CERTAIN PURPOSES.........................................................        16

         76.      Declaration.............................................................................        16

         77.      Representation at Meetings..............................................................        16

         78.      Signature of Documents..................................................................        16

         79.      Declarations in the Register............................................................        17

MISCELLANEOUS PROVISIONS..................................................................................        17

         80.      Conflict with the Articles..............................................................        17

         81.      Amendments..............................................................................        17

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                                 GENERAL BY-LAWS
                               OF THE CORPORATION

                enacted in accordance with the provisions of the
                        Canada Business Corporations Act

                                   DEFINITIONS

For the purposes of these By-laws, unless otherwise provided:

"Act" means the Canada Business Corporations Act, R.S.C. (1985) ch. C-44, as well as any amendment which may be made thereto, and any act which may be substituted therefore.

"Auditor" means the auditor of the Corporation and includes an auditing firm.

"Ordinary Resolution" means a resolution adopted by the majority of the votes cast by the shareholders who voted in respect of that resolution.

"Resident Canadian" has the particular meaning as described by the Act to such expression but, as a summary, includes a Canadian citizen and a permanent resident within the meaning of the Immigration Act, habitually residing in Canada.

"Special Resolution" means a resolution adopted by two-thirds at least of the votes cast by the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution.

"Unanimous Shareholders Agreement" means an agreement described in subsection 146(2) of the Act entered into among all the shareholders of the Corporation.

                   SITUATION OF REGISTERED OFFICE AND OFFICES

1. Registered Office. The registered office of the Corporation is situated in the Province specified in the Articles, at such address as the Board of Directors may determine.

2. Offices. The Corporation may, in addition to its registered office, establish and maintain any other offices and agencies elsewhere within or outside Canada.

                                  SHAREHOLDERS

3. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on such date each year and at such time as may be fixed by the Board of Directors, to receive and consider the financial statements with the report of the Auditor, to elect directors, to appoint an Auditor and to fix or to authorize the Board of Directors to fix his remuneration, and to consider, deal with and dispose of such other business as may lawfully come before the meeting. The annual meeting of the shareholders of the Corporation shall be called no later than six (6) months after the end of the preceding financial year.

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4. Special Meetings. Special meetings of the shareholders may be called at any time as determined by the President or the Board of Directors and shall be called by the Board of Directors when required by one or more shareholders holding no less than 5% of the outstanding voting shares in conformity with the Act.

5. Place of Meetings. Meetings of the shareholders shall be held at the registered office of the Corporation or at any other place in Canada that may be fixed by the Board of Directors. Meetings of the shareholders may be held outside Canada at the place specified in the Articles or if all shareholders entitled to vote thereat so agree; a shareholder who attends a meeting held outside Canada is deemed to have agreed to it being held outside Canada except when he attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

6. Notice of Meetings. Notice of each annual meeting and of each special meeting of the shareholders shall be delivered to the shareholders entitled to vote thereat, the directors and the Auditor or, in the discretion of the person charged with the giving of such notice, mailed by ordinary mail or transmitted by facsimile or e-mail to the shareholders entered in the books of the Corporation, the directors and the Auditor, at their respective addresses or facsimile numbers, not less than twenty-one (21) days and not more than sixty
(60) days prior to the date fixed for the meeting. If the address of the shareholder is not entered in the books of the Corporation, the notice may be sent as aforesaid to the address that the person sending the notice considers to be most likely to reach such shareholder promptly. The irregularity in the notice of meeting or the delivery thereof, including the accidental omission of giving it or the non-reception by a shareholder, a director or the Auditor, does not affect the validity of the procedures at the meeting.

      Such notice shall specify the date, time and place of each meeting. The notice of the annual meeting may, but need not, specify the nature of the business when such meeting is called only to consider the financial statements with the report of the Auditor, to elect directors and to re-appoint the incumbent Auditor. The notice of the annual meeting at which other business shall be transacted, as well as the notice of special meeting, shall state:

      (a) the nature of business to be considered in sufficient detail to permit the shareholders to form a reasoned judgment thereon; and

      (b)   the text of any Special Resolution to be submitted to the meeting.

      It is not necessary to give notice of the reconvening of an adjourned meeting other than by announcement at the earliest meeting that is adjourned; a new notice of meeting is, however, required if the meeting of the shareholders is adjourned one (1) or more times for an aggregate of thirty (30) days or more.

      The signature to any notice of meeting may be written, stamped, typewritten, printed or otherwise mechanically reproduced thereon.

      A certificate of the Secretary or of any other duly authorized officer of the Corporation in office at the time of the making of the certificate shall be conclusive evidence that may be set up against any shareholder, director or the Auditor of the sending or delivery of a notice of meeting.

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7. Waiver of Notice. A shareholder or any other person entitled to attend a meeting of shareholders may waive the notice of a meeting of the shareholders prior to, during or after the holding of such meeting. His sole attendance at a meeting is a waiver except where he attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

8. Chairperson. The President of the Corporation, or such other person as may from time to time be appointed for that purpose by the Board of Directors, shall preside at meetings of shareholders.

9. Quorum. One (1) or more persons present in person or represented in accordance with Section 10 below and holding not less than fifty percent (50%) plus one of the aggregate number of votes attached to all the voting shares for such meeting shall constitute a quorum at an annual or special meeting of the shareholders, regardless of the actual number of persons physically present.

      If a quorum is present at the opening of a meeting, the shareholders present or represented may proceed with the business of the meeting, even though a quorum is not maintained throughout the meeting.

      If a quorum is not present at the opening of a meeting, the shareholders present or represented may, by a majority vote to that effect, adjourn the meeting to a fixed time and place, but may not transact any other business.

      If a quorum is present at the reconvening of the meeting so adjourned, said meeting may proceed, failing which, a new meeting shall be called.

10. Proxy. Shareholders shall be entitled to vote in person or, if a body corporate, through a representative duly authorized by resolution of the directors or other governing body of such body corporate. Shareholders shall also be entitled to vote by proxy.

      A proxyholder need not be a shareholder of the Corporation and may serve as proxyholder for several shareholders.

      The proxy appointing a proxyholder may be in the following form or in any other appropriate form:

            "I/We, the undersigned, being a shareholder of _______________ hereby nominate, constitute and appoint
            ________ or failing him, _____________, my/our attorney, representative and/or proxyholder with full power and authority to attend, vote and otherwise act for me/us in my/our name and on my/our behalf at the annual (or special) meeting of shareholders of the Corporation, to be held at _______________ on the ____________ day of
            _________ and at any and all adjournments thereof, with full power of substitution, and I/we, the undersigned, hereby revoke all other proxy given by me/us, the undersigned, which might be used in respect of such meeting and at any and all adjournments thereof.

            Given this __________ day of ________.

            (signed)"

      Signatures of proxies need not be witnessed.

      The Board of Directors may, in the notice of a meeting of shareholders, specify a date and a time limit when proxies to be used at a meeting must be deposited with the Corporation or its mandatory; such date and time limits shall not precede the meeting by more than forty-eight (48) hours, excluding Saturdays and statutory holidays.

11. Participation by Telephone or Electronic Means and Meetings Held by Telephone or Electronic Means. Any person entitled to attend a meeting of shareholders may participate in the meeting using means permitting all participants to communicate adequately with each other, if the Corporation makes available such a communication facility, in particular, telephonic or electronic means. A person participating in a meeting by such means is deemed to be present at the meeting.

      The directors or the shareholders, as the case may be, who call a meeting may determine that the meeting shall be held entirely by means permitting all participants to communicate adequately with each other, in particular, by telephonic or electronic means.

12. Voting Right. Subject to the provisions of the Articles and the Act, each shareholder shall have as many votes as he has voting shares of the Corporation.

13. Decisions Taken by the Majority. Unless otherwise provided in the Act, all matters submitted to a meeting of shareholders will be decided by Ordinary Resolutions.

14. Casting Vote. In the event of an equality in the voting, the Chairperson will have no casting vote.

15. Vote by a Show of Hands. Unless a voice vote or a vote by secret ballot is requested, the vote shall be taken by a show of hands. In such case, the shareholders or their proxyholders shall vote by raising their hands, and the number of votes shall be calculated in accordance with the number of raised hands.

16. Voice Vote. If the Chairperson so orders or if another person holding or representing by proxy not less than ten percent (10%) of the votes attached to the outstanding voting shares so requests (notwithstanding withdrawal of such request), and if a vote by secret ballot is not requested, a voice vote shall be taken. In such case, each shareholder or proxyholder shall verbally declare his name and that of each shareholder for whom he holds a proxy, the number of votes he has and the manner in which he shall cast such votes. The number of votes so casts shall determine whether or not a resolution is carried.

17. Secret Ballot. If the Chairperson so orders or a shareholder or proxyholder entitled to vote so requests, the vote shall be taken by secret ballot. A request for a vote by secret ballot may be made at any time prior to the adjournment of the meeting, even after the holding of a vote by a show of hands or a voice vote, and such a request may also be withdrawn. Each

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shareholder or proxyholder shall remit to the scrutineers one or more ballots, on which he shall enter the manner in which he shall cast the votes he has and, as the case may be, his name and the number of votes he has. Whether or not a vote by a show of hands or a voice vote has previously been taken on the same matter, the result of a secret ballot shall be deemed to represent the resolution of the meeting in respect thereof.

18. Electronic voting. The Corporation may allow the shareholders and their proxyholders to vote by means of a telephonic or electronic communication facility it makes available for that purpose and in conformity with the explanation and instructions it provides them, inasmuch as this facility enables the votes to be gathered in a manner that permits their subsequent verification and permits the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.

19. Procedure at Meetings. The Chairperson of any meeting of shareholders shall be responsible for conducting the procedure thereat in all respects, and his decision on any matter, even a matter pertaining to the validity or non-validity of a proxy and the receivability or nonreceivability of a motion, shall be final and binding on all the shareholders.

      Unless a ballot is demanded a declaration by the Chairperson that a resolution has been carried or defeated, with or without qualification of unanimity, by a particular majority, and an entry to this effect in the minutes of the meeting shall be conclusive evidence of the fact.

      At all times during the meeting, the Chairperson, of his own initiative or without the assent of the shareholders given by a simple majority, for a valid reason, such as a disturbance or confusion rendering the harmonious and orderly conduct of the meeting impossible, may adjourn the meeting from time to time and no notice of any such adjourned meeting need be given; a new notice of meeting is, however, required if the meeting of the shareholders is adjourned one (1) or more times for an aggregate of thirty (30) days or more.

      Should the Chairperson fail to carry out his duties in good faith, the shareholders may remove him at any time and replace him by another person chosen from among their number.

      The directors of the Corporation shall be entitled, in such sole capacity, to attend meetings of shareholders and to take the floor thereat.

20. Scrutineers. The Chairperson at any meeting of shareholders may appoint scrutineers (who may but need not be directors, officers, employees, or shareholders of the Corporation), who shall act in accordance with the directives of the Chairperson.

21. Addresses of Shareholders and Subsequent Transferees. Every shareholder shall furnish to the Corporation a mailing or electronic address to which all notices intended for such shareholder may be sent to him. Every person who, by operation of law, transfer or other means whatsoever, shall be entitled to any share, shall be bound by every notice in respect of such share which was given before his name and address were entered on the register to the person whose name appears on the register at the time such notice is given.

22. Signed Resolutions. A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders shall be as valid as if it had been passed at a

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meeting of the shareholders. A copy of each signed resolution shall be kept with the minutes of the meetings of shareholders.

                               BOARD OF DIRECTORS

23. Number. The Corporation shall be managed by a Board of Directors composed of the fixed number of directors indicated in its Articles. If the Articles establish a minimum and a maximum number of directors, the Board of Directors shall be composed of the fixed number of directors established by by-law passed by the Board of Directors or, failing this, selected by the shareholders within such limits.

24. Qualifications. Any natural person may be a director, except a person who is less than eighteen (18) years of age, a person under tutorship or curatorship, a person declared incapable by a court in Canada or in another country, an undischarged bankrupt or a person prohibited by the court from holding the office of director. Unless otherwise provided in the Articles, a director need not be a shareholder.

      At least twenty-five percent (25%) of the directors shall be Resident Canadians, unless otherwise set out in the Act. A retiring director, if otherwise qualified, shall be eligible for re-election.

25. Election and term of office. Unless the Articles of the Corporation provide for cumulative voting, or confer upon the holders of a category or a series of shares the exclusive right to elect one (1) or more directors, in which case, the provisions of the Articles shall prevail, each director shall be elected at the annual meeting at which an election of directors is required, except for appointing a director following a vacancy occurring during the term or for the election of one or more additional directors. Each director shall be elected either for a fixed term, which shall terminate no later than at the close of the third following annual meeting, or an indeterminate term, which shall terminate at the close of the first following annual meeting. It shall not be necessary for all the directors to have the same term of office. Provided that no new directors have been elected in a meeting of shareholders, the term of the directors continue until the election of their successors.

26. Consent. A director who is elected or appointed must consent to hold office as such, (i) by not refusing to hold office if he is present at the meeting when the election or appointment takes place, (ii) by consenting to hold office in writing before the election or appointment or within ten (10) days if he is not present at the meeting, or (iii) by acting as a director pursuant to his election or appointment.

27. Resignation. A director may resign his office by written notice to the Corporation. Reasons need not be given for a resignation. Unless a subsequent date is stipulated in such notice, the resignation shall take effect on the date it is sent.

28. Removal. Subject to the Articles of the Corporation, any director may be removed by Ordinary Resolution at a special meeting of shareholders. The removal of a director, as well as his election, shall be at the discretion of the shareholders. A director informed of his imminent removal may state in a written statement to the Corporation the reason for his opposition to such removal, and the Corporation shall forward such written declaration to the shareholders authorized to vote in the circumstances and to the Director of Corporations.

      A vacancy created by the removal of a director may be filled by the shareholders at the meeting at which the removal took place; where such is the case, the notice of calling of the meeting shall mention that an election is to be held if the resolution for removal is carried.

      Where the holders of a specific class or series of shares have an exclusive right to elect a director, he may only be removed by Ordinary Resolution at a special meeting of such shareholders called for that purpose.

      The removal of a director, as well as his election, shall be at the discretion of the shareholders. A director may be removed at any time and such removal need not be based on any particular grounds, whether serious or not. Neither the Corporation nor the shareholders voting in favour of the removal shall incur any liability toward the director by the mere fact of his removal, even if there be no grounds therefore.

29. Vacancy. The office of a director shall become vacant as of the moment his resignation or removal takes effect; likewise, a vacancy shall be created the moment a director is no longer qualified to fulfill his duties in accordance with Section 24, or if he should die.

30. Filling of Vacancies. If a vacancy occurs in the Board of Directors, the directors then in office shall have the power to appoint for the remainder of the term any other qualified person as a director. However, the directors may continue to act notwithstanding one or more vacancies provided a quorum exists. If there is no quorum, the remaining directors shall forthwith call a special meeting of shareholders to fill the vacancy, in accordance with Section 111 of the Act.

31. Remuneration. Subject to restrictions in the Articles of the Corporation, the remuneration to be paid to the directors shall be such as the directors shall fix from time to time by resolution of the Board of Directors and such remuneration shall be in addition to the salary or remuneration of any officer, employee or supplier of services of the Corporation who is also a member of the Board of Directors, unless a resolution states otherwise. The directors may also be reimbursed for travel and other expenses incurred by them in connection with their duties.

32. General Powers of Directors. Subject to restrictions in a Unanimous Shareholders Agreement, the directors of the Corporation shall manage or supervise the management of the business and affairs of the Corporation and may make or cause to be made for the Corporation any contract which it may by law enter into. The directors shall exercise all such powers and authority as the Corporation by statute or by its Articles is authorized to exercise and do. The directors shall always act by resolution.

      The directors may, in particular, purchase or dispose of, by purchase, sale, lease, exchange, hypothec or otherwise, stocks, rights, warrants, options and other securities, buildings and other movable or immovable property or any right or interest therein; for each transaction, they shall fix the consideration and other conditions.

33. Irregularity. Notwithstanding that it be subsequently discovered that there was some defect in the election of the board of directors or of any director or in the appointment of any officer, or the absence or loss of his qualification, all acts regularly done by them shall be as valid and binding upon the Corporation as if the election or appointment had been regular or each person had been qualified.

34. Use of Property or Information. All directors and officers shall, in exercising their powers and discharging their duties, act honestly and in good faith with a view to the best interests of the Corporation. No director may mingle the Corporation's property with his own property or use for his own profit or that of a third person any property of the Corporation or any information he obtains by reason of his duties, unless he is expressly and specifically authorized to do so by the shareholders of the Corporation.

35. Conflicts of Interest. Each director shall avoid placing himself in any situation where his personal interest would be in conflict with his obligations as a director of the Corporation.

      He shall promptly disclose to the Corporation any interest he has in an enterprise or other entity that may place him in a situation of conflict of interest and any right he may set up against it, indicating their nature and extent, where applicable. Such disclosure of interest shall be entered in the minutes of the meetings of directors. A general disclosure shall be valid as long as the facts have not changed, and the director need not repeat it for a specific subsequent transaction.

36. Contracts or transactions with the Corporation. A director or an officer may, even in performing his duties, acquire, directly or indirectly, rights in the Corporation's property or enter into material contracts or transactions with the Corporation, or be a director, an officer or a holder of a material interest in a party to such contract or transaction. He shall then, in accordance with
Section 120 of the Act, disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest in such contract or transaction, even if such contract or transaction, within the scope of the normal business activity of the Corporation, does not require the approval of either the directors or the shareholders. For the purposes of this by-law, a general notice that the director or officer is a director, an officer or a holder of a material interest in a body corporate and is to be regarded as interested in any contract or transaction made with that body corporate, is a sufficient declaration of interest.

      A director who is so interested in a contract shall not discuss or vote on such resolution to approve the contract or transaction unless the contract or transaction is one of the contracts or transactions referred in subsection 120(5) of the Act, that is, relating primarily to the remuneration or indemnification of such director, or a contract with an affiliate of the Corporation.

      At the request of the President or any director, the interested director shall leave the meeting while the Board of Directors discusses and votes on the contract concerned.

      Neither the Corporation nor any of its shareholders may contest the validity of a contract or transaction entered into with a director or an officer of the Corporation, or with a party of which such director or officer is a director, an officer or a holder of a material interest, for such sole reason or for the reason that he was present or was counted to determine whether a quorum existed at the meeting, provided such director or officer has disclosed his interest as aforementioned, the Board of Directors of the Corporation has approved the contract or transaction, and the contract or transaction was, at that time, reasonable and fair for the Corporation.

      Such a contract or transaction is not invalid by reason only of the interest of a director or officer in it or of his failure to disclose this interest as aforementioned, provided such director or officer acted honestly and in good faith, the contract or transaction is approved or confirmed by Special Resolution at a meeting of the shareholders, disclosure of the interest is made to the shareholders in a manner sufficient to indicate its nature before such contract or transaction is approved or confirmed, and the contract or transaction is reasonable and fair to the Corporation when it is approved or confirmed.

                       MEETINGS OF THE BOARD OF DIRECTORS

37. Calling of Meetings. Every year, immediately after the annual meeting of the shareholders, a meeting of the new directors present shall be held without further notice if they constitute a quorum, to elect or appoint the officers of the Corporation and consider, deal with and dispose of any other matter.

      Meetings of the Board of Directors may be called by or by order of the Chairperson of the Board of Directors, if any, the President of the Corporation or two (2) directors and may be held anywhere within or outside Canada. A notice of each meeting, specifying the place, date and time, shall be sent to each director at his residence or usual place of business. The notice shall be sent no less than two (2) days prior to the date fixed for the meeting by ordinary or registered mail or by facsimile or electronic mail. In the absence of an address for a director, the notice may be sent to the address at which the sender considers that the notice is most likely to reach the director promptly.

      The Board of Directors may resolve to hold periodic or fixed meetings of the Board of Directors at such place, within Canada or elsewhere, with or without notices of meeting.

      It is not necessary to give notice of the reconvening of an adjourned meeting if the date, time and place of the reconvening of this meeting are announced at the initial meeting.

      Any director may waive in writing the notice of a meeting of the Board of Directors before, during or after the holding thereof. His sole presence is equivalent to a waiver unless he attended the meeting solely to object to the holding of the meeting on the ground that the manner of calling it was irregular.

      Except in the case of matters referred to in subsection 115(3) of the Act, including, in particular, the declaration of dividends, the issuance of securities, the acquisition of shares issued by the Corporation, the approval of the annual financial statements, vacancies in the Board of Directors or in the office of Auditor and the adoption, amendment or repeal of the by-laws, no notice of any meeting of the Board of Directors need specify the purpose or the business to be transacted at a meeting.

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38. Participation by Telephone or Electronic Means. Directors may, if all are in
agreement, participate in a board meeting using means permitting all participants to communicate adequately with each other, in particular, by telephonic or electronic means. A director participating in the meeting by such means shall be deemed to have been present at that meeting. The directors participating by telephonic means shall then vote by a voice vote, in derogation of Section 42 hereinbelow. An electronic vote is deemed to have been given by show of hands or by ballot, as the case may be.

39. Quorum. A majority of the directors in office shall constitute a quorum for a meeting of the Board of Directors. A quorum shall be present for the entire duration of the meeting. If the Board of Directors is composed of a sole director, the decision of such director recorded in writing constitutes the meeting.

      When the quorum is reached, notwithstanding any vacancy on the Board of Directors, the directors may exercise all their powers; however, no business shall be transacted at a meeting of directors unless at least twenty-five per cent (25%) of the directors present thereat are Resident Canadian directors, except where (a) a Resident Canadian director who is unable to be present approves in writing, or by telephonic, electronic or other communication facility, the business transacted at the meeting and (b) at least twenty-five per cent (25%) of the directors present thereat would have been Resident Canadian directors had that director been present at that meeting.

40. Meeting Chairperson and Secretary. Meetings of the Board of Directors shall be chaired by the Chairperson of the Board of Directors, if any, or, failing him, by the President of the Corporation if he is a director or, failing him, by a Vice-President who is a director and is designated for such purpose by the President. The Secretary of the Corporation shall act as secretary of the meetings. The directors present at a meeting may nevertheless appoint any other person as Chairperson or secretary of such meeting.

41. Procedure. The meeting Chairperson ensures that the meeting is conducted smoothly and submits to the Board the motions on which a vote is to be taken and generally conducts the procedure thereat in all respects, in which regard his decision shall be final and binding on all the directors. Should the meeting Chairperson fail to submit a motion, any director may submit it himself before the meeting is adjourned or closed and, if such motion lies within the competence of the Board of Directors, the Board of Directors shall consider it. For such purpose, the agenda of each meeting of the Board of Directors shall be deemed to include a period for the submission of motions by the directors. Should the meeting Chairperson fail to carry out his duties in good faith, the directors may remove him at any time and replace him by another person.

42. Voting. Each director shall be entitled to one vote and all matters shall be decided by the majority of the votes cast. The vote shall be taken by a show of hands unless the meeting Chairperson or a director requests a ballot, in which case the vote shall be taken by ballot. If the vote is taken by ballot, the meeting secretary shall act as scrutineer and count the ballots. The fact of having voted by ballot shall not deprive a director of the right to express his dissidence in respect of the resolution concerned and to cause such dissidence to be entered. Voting by proxy shall not be permitted, and the meeting Chairperson shall have no casting vote in the case of an equality of votes.

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43. Signed Resolution. A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors, shall be as valid as if it had been passed at a meeting of directors. A copy of each signed resolution shall be kept with the minutes of the proceedings of the directors.

                                    OFFICERS

44. Officers. The officers of the Corporation shall be the Chairperson of the Board, if appointed, the President, and, if elected or appointed, one or more Vice-Presidents, the Managing Director, the General Manager, the Comptroller, the Secretary, the Treasurer, and such other officers as the Board of Directors may appoint and whose duties it may determine by resolution. Subject to those powers which, pursuant to the Act, may only be exercised by the Board of Directors, the officers of the Corporation shall have the powers, functions and duties prescribed by the Board of Directors, in addition to those specified in the by-laws. The same person may hold more than one office. Other than the President, or, if appointed, the Chairperson of the Board of Directors or, if any, the Managing Director, who shall be a director, none of the officers shall be required to be a director or a shareholder of the Corporation.

      The Board of Directors may also appoint other agents, officers and employees of the Corporation within or outside Canada; the titles, powers, authority, and duties of such persons shall be determined by the Board of Directors.

      In case of the absence of an officer or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers and authority of such officer to any other officer or to a director of the Corporation.

      If the Board of Directors consists of one (1) director, that director may hold the offices of President, Secretary or of any other officer of the Corporation.

45. Chairperson of the Board. The Chairperson of the Board shall preside at all meetings of the Board of Directors.

46. President. The President shall be the chief officer of the Corporation and, subject to the control of the Board of Directors and the appointment of a Managing Director or General Manager, shall supervise, administer and manage the business and affairs of the Corporation generally. The President shall preside at all meetings of the shareholders and, in the event of the absence, inability or failure of the Chairperson of the Board to act, the President shall preside at all meetings of the Board of Directors.

47. Vice-President. In case of absence, incapacity and failure to act of the President, the Vice-President or, if more than one, any Vice-President or other officer designated for that purpose by the Board of Directors, shall assume the powers and duties of the President. The powers, functions and duties of a Vice-President shall be those which the Board of Directors or the President prescribe.

48. Managing Director or General Manager. The Managing Director or General Manager shall, subject to the control of the President, manage the operations of the Corporation generally. He shall comply with all instructions received from the Board of Directors and shall give to the

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Board of Directors or the members thereof the information that they require concerning the affairs of the Corporation. The Board of Directors may delegate to such Managing Director or General Manager any of the powers of the Board except those that by law a Managing Director has no authority to exercise.

       The Managing Director shall be a Resident Canadian and a director.

49. Comptroller. The Comptroller shall, subject to the control of the President, be the chief accounting officer of the Corporation. He shall, upon request, render account to the President and the directors of the financial situation of the Corporation and all its transactions. He shall be entrusted with and have custody of the books of account.

50. Secretary. The Secretary shall attend to the preparation and sending of all notices of the Corporation. He shall act as secretary at all shareholders' meetings and shall keep the minutes of all meetings of the Board of Directors, the committees of directors and the shareholders in a book or books to be kept for that purpose. He shall have charge of the records of the Corporation including books containing the names and addresses of the members of the Board of Directors of the Corporation, together with copies of all reports made by the Corporation and such other books or documents as the directors may prescribe. He shall be responsible for the keeping and filing of all books, reports, certificates and all other documents required by law to be kept and filed by the Corporation. He shall be subject to the control of the President.

51. Treasurer. Subject to the control of the President, the Treasurer shall have general charge of the finances of the Corporation. He shall deposit the money and other valuable effects of the Corporation in the name and to the credit of the Corporation in a bank or another deposit institution designated by the Board of Directors.

52. Removal, Discharge and Resignation. The Board of Directors may, by the affirmative vote of the absolute majority of the Board, remove any officer, with or without cause, at any time. Any agent or employee who is not an officer of the Corporation may be discharged by the President or any other officer authorized for such purpose, with or without cause, at any time.

      Any officer may resign his office at any time by delivering his resignation in writing to the President or the Secretary of the Corporation, or at a meeting of the Board of Directors, unless otherwise agreed.

53. Vacancy. Any vacancy occurring in the office of any officer may be filled by the Board of Directors.

54. Remuneration. The remuneration of all officers shall be fixed by the Board of Directors. The remuneration of all other agents, officers and employees of the Corporation shall be fixed by the President or any other officer authorized for such purpose.

                               EXECUTIVE COMMITTEE

55. Election. The Board of Directors may appoint among their number one committee of the Board of Directors, designated as "Executive Committee".

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56. Officers, Quorum and Procedure. The Executive Committee shall have power to appoint officers thereto, to fix its quorum, which quorum shall consist of not less than a majority of its members, and to determine its own procedure.

57. Chairpersonship. Meetings of the Executive Committee shall be chaired by the Chairperson of the Board of Directors or, if none is appointed, by the President of the Corporation. In his absence, meetings of the Executive Committee shall be chaired by the person whom the members of the Executive Committee present choose amongst themselves.

58. Secretary. The Secretary of the Corporation shall act as secretary of the Executive Committee unless some other secretary be appointed by such committee.

59. Powers. The Executive Committee shall possess the powers and authority of the Board of Directors for the administration of the day-to-day business and affairs of the Corporation, except the powers which, by law, must be exercised by the Board of Directors, as well as the powers which the Board of Directors may expressly reserve for itself.

60. Supervisory Power of the Board of Directors. All acts of the Executive Committee shall be subject to the supervision of the Board of Directors and shall be reported to the Board of Directors when the Board of Directors so directs. The Board of Directors may invalidate or modify decisions taken by the Executive Committee, provided that the rights of third parties are not affected.

61. Participation by Telephone and Signed Resolutions. Sections 37 and 42 shall apply, mutatis mutandis, to meetings of the Executive Committee.

62. Meetings. Meetings of the Executive Committee may be held at the head office of the Corporation or at such other place within or outside Canada as the Executive Committee may determine.

      Meetings of the Executive Committee may be called by or by the order of the President or by two members of such committee.

      A member of the Executive Committee may waive in writing a notice of a meeting of the Executive Committee, prior to or after the holding of the meeting. His sole attendance at a meeting is a waiver except where he attends a meeting solely for the purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called.

63. Remuneration. The members of the Executive Committee shall be entitled to receive such remuneration for their services as members of the Executive Committee as the Board of Directors may determine.

64. Removal and Filling of Vacancies. The Board of Directors may from time to time remove any member of the Executive Committee from office.

      The Board of Directors may also fill any vacancy which may occur in the membership of the Executive Committee.

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                                OTHER COMMITTEES

65. Other Committees. The Board of Directors may appoint any other committee that it may deem fit. Any such committee shall only have advisory power. The members of any such committee need not be members of the Board of Directors. Except as otherwise provided by the Board of Directors, each such committee shall have the power to fix its quorum, which quorum shall consist of no less than a majority of its members, to appoint it own president, and to determine its own procedure.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

66. Indemnity. Subject to the limitations provided by the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer, or a person acting in a similar capacity, of another entity, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative or investigative or other proceeding in which he is involved by reason of being or having been a director or officer of the Corporation or as a director or officer, or a person acting in a similar capacity, of such entity, if:

      (a) he acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, the entity; and

      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

67. Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 66 against such liability as the Board of Directors may from time to time determine, and as permitted by the Act.

68. Reimbursement and advance of costs. Subject to a contract specifying and restraining this obligation, the Corporation shall reimburse the director, officer and any other agent for the reasonable and necessary costs paid by him during the execution of his duties. This reimbursement shall be done after the presentation of all relevant documents. Moreover, the Corporation shall at his request advance moneys to such individual for the costs, charges and expenses referred to in Section 66, and the individual must repay the moneys if he does not fulfil the conditions set out in Section 66.

                                  CAPITAL STOCK

69. Issue and Stock Options. Subject to all provisions contained in the Articles of the Corporation or in a Unanimous Shareholders Agreement limiting the allocation or issue of shares of the capital stock of the Corporation, the directors may accept subscriptions for, allot, distribute, issue, in whole or in part, the unissued shares of the Corporation, grant options thereon or otherwise dispose thereof to any person, corporation, company, body corporate or other entity, upon the conditions and for the lawful consideration in compliance with the Articles

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of the Corporation which is determined by the directors, without any requirement to offer such unissued shares to persons who are already shareholders rateably to the shares held by them.

70. Share Certificates and Share Transfers. Certificates representing the shares of the capital stock of the Corporation shall bear the signature of the President or a Vice-President and that of the Secretary or an Assistant Secretary. Such signatures may be engraved, lithographed or otherwise mechanically reproduced. Any certificate bearing a facsimile of the signatures of such authorized officers shall be deemed to have been signed manually, notwithstanding the fact that the deemed signatory has since ceased to be an officer of the Corporation.

71. Securities Register. A central securities register shall be maintained by the Corporation or its agent at the registered office or at any other place in Canada designated by the directors. The directors may from time to time provide that one (1) or more branch securities registers shall be maintained at such places within Canada or elsewhere as may be designated by a resolution and may appoint officers or agents to maintain the same and to effect and record therein transfers of shares of the capital stock of the Corporation.

72. Lost or Destroyed Certificates. The Board of Directors may, upon conditions it shall establish, direct that one or more new certificates of shares may be issued to replace any certificate or certificates of shares theretofore issued by the Corporation that have been worn out, lost, stolen, or destroyed, and the Board of Directors, when authorizing the issuance of such new certificate or certificates, may, in its discretion, and as a condition precedent thereto, require the owner of the worn-out, lost, stolen or destroyed certificate or certificates or his legal representatives to give to the Corporation, a bond in such sum as it may direct, as indemnity against any claim that may be made against them for or in respect of the shares represented by such certificates alleged to have been worn out, lost, stolen or destroyed.

                                    DIVIDENDS

73. Dividends. The Board of Directors may, periodically and in compliance with the law, declare and pay dividends to the shareholders, in accordance with their respective rights.

      The Board of Directors may stipulate that a dividend be payable, in whole or in part, in shares of the Corporation.

      A transfer of shares shall not transfer the right to the dividends declared thereon before the registration of the transfer of shares. When two (2) or more persons are registered as joint holders of one share, each of them may give a valid receipt for any dividend payable or paid on such share.

                              FISCAL YEAR AND AUDIT

74. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

75. Audit. The shareholders, at each annual meeting, shall appoint an Auditor, who shall hold such office until the next annual meeting or until a successor has been appointed, unless he dies or resigns or his position otherwise becomes vacant. At least once in every fiscal year such

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Auditor shall examine the accounts of the Corporation and the financial statements to be presented at the annual meeting and shall report thereon to the shareholders. The remuneration of the Auditor shall be fixed by the shareholders or, if not so fixed, by the Board of Directors.

      The Auditor shall be independent of the Corporation, of its affiliates, or the directors or officers of the Corporation or its affiliates in accordance with the Act. The shareholders may remove the Auditor from office at any time at a special meeting. A vacancy created by the removal of the Auditor may be filled at the meeting at which the Auditor is removed or, if not so filled, may be filled by the Board of Directors. Any other vacancy which may occur shall be filled by the directors in accordance with Section 166 of the Act.

      The shareholders may decide not to appoint an auditor for any fiscal year, by resolution receiving the consent of all the shareholders including those who otherwise are not qualified to vote. The resolution shall be valid only until the next annual meeting.

                CORPORATION'S REPRESENTATION FOR CERTAIN PURPOSES

76. Declaration. The President, the Chairperson of the Board of Directors, any Vice-President, the Managing Director, the General Manager, the Comptroller, the Secretary and the Treasurer and each of them and, with the authorization of the Board of Directors, any other officer, employee or person shall be authorized and empowered to answer for the Corporation to all writs, orders or examinations upon articulated facts issued by any court and to declare for and on behalf of the Corporation any answer to writs of attachment by way of garnishment in which the Corporation is garnishee and to sign all affidavits and sworn declarations in connection therewith or any and all judicial proceedings to which the Corporation is a party and to make demands for assignment of property or petition for winding-up or receivership orders upon any debtor of the Corporation and to attend and vote at all meetings of creditors of the Corporation's debtors and grant proxies in connection therewith.

77. Representation at Meetings. The President, the Chairperson of the Board of Directors, any Vice-President, the Managing Director, the General Manager, the Comptroller, the Secretary and the Treasurer or any one of them or any other officer or person authorized by the Board of Directors shall represent the Corporation and attend and vote at any and all meetings of shareholders or members of any entity in which the Corporation holds shares or is otherwise interested, and any action taken or vote cast by them at any such meeting shall be deemed to be the act or vote of the Corporation.

78. Signature of Documents. Contracts, documents, written acts, including discharges and releases, requiring the signature of the Corporation may be validly executed by the President alone, or by any two of the following persons, any Vice-President, the Managing Director, the General Manager, the Secretary and the Treasurer, acting jointly, and hence be binding on the Corporation. The Board of Directors may also designate any other person to execute, alone or in conjunction with one or more other persons, and to deliver on behalf of the Corporation all contracts, documents and written acts, and such authorization may be given by resolution in general or specific terms.

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79. Declarations in the Register. Declarations to be filed with The Enterprises
Registrar in accordance with the Act respecting the legal publicity of sole proprietorships, partnerships and legal persons shall be signed by the President, any director of the Corporation or any other person authorized for such purpose by resolution of the Board of Directors. Any director having ceased to hold such office as a result of his resignation, removal or otherwise shall be authorized to sign on behalf of the Corporation and file an amending declaration to the effect that he has ceased to be a director, from fifteen (15) days after the date of such cessation, unless he receives proof that the Corporation has filed such a declaration.

                            MISCELLANEOUS PROVISIONS

80. Conflict with the Articles. In the event of conflict between the provisions of a by-law and those of the Articles, the latter shall prevail.

81. Amendments. The Board of Directors is empowered to adopt, abrogate or modified a by-law, but these measures apply only until the next annual or special meeting of shareholders. If the adoption, abrogation or modification is not confirmed or modified by Ordinary Resolution during the annual or special meeting, it will cease to apply, but only from this date. Any shareholder shall, according to Section 137 of the Act, propose the adoption, modification or abrogation of a by-law during an annual meeting.

                                            /s/ Steven G. Segal
                                            ------------------------------------
                                            Steven G. Segal
                                            President

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